Exhibit 10.4

HAWAIIAN HOLDINGS, INC.
2015 STOCK INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT
Terms defined in the Hawaiian Holdings, Inc. 2015 Stock Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement, including the Notice of Stock Option Grant (the “Notice of Grant”),  Terms and Conditions of Stock Option Grant, and all appendices and exhibits to these documents (all together, the “Agreement”).
Participant has been granted an Option with the terms below and subject to the terms and conditions of the Plan and this Agreement:

Participant

Grant Number

Grant Date

Numbers of Shares Granted

Exercise Price per Share

Total Exercise Price

Type of Option	Incentive Stock Option

Nonstatutory Stock Option

Expiration Date

Vesting Schedule:
Unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule as long as Participant continues to be a Service Provider through each such date:

•	On [DATE], [●] of the Option ([●] Shares) will vest and become exercisable;

•	On [DATE], [●] of the Option ([●] Shares) will vest and become exercisable;

•	On [DATE], [●] of the Option ([●] Shares) will vest and become exercisable;

•	On [DATE], [●] of the Option ([●] Shares) will vest and become exercisable; and

•	On [DATE], [●] of the Option ([●] Shares) will vest and become exercisable.
Except as set forth on Appendix A, if Participant ceases to be a Service Provider for any or no reason before Participant fully vests in the Option, the unvested portion of the Option will immediately terminate.

Exercise of Option:

(a)
If Participant’s status as a Service Provider is terminated for Cause, the entire Option will terminate on the Terminaton of Status Date. If Participant dies or the termination of status as a Service Provider is due to a Disability, the vested portion of this Option will be exercisable for 12 months after the Termination of Status Date. For any other Termination of Status, the vested portion of this Option will only be exercisable for 30 days after the Termination of Status Date. For purposes of this subsection (a), “Cause” shall have the meaning afforded such term in any written employment agreement between Participant and the Company or any member of the Company Group, provided that, if no such written employment agreement exists, Cause shall mean (a) Participant has engaged in gross misconduct or gross negligence resulting in material harm to the Company in carrying out Participant’s duties to the Company or any member of the Company Group, (b) Participant embezzles any amount of the assets of the Company or another member of the Company Group, (c) Participant is convicted (including a plea of guilty or nolo contendere) of a felony involving moral turpitude, (d) Participant’s breach of any written policy of the Company (or any member of the Company Group) or any written covenant contained in any agreement entered into between Participant and the Company (or any member of the Company Group), or (e) Participant’s willful and material failure to follow the lawful instructions of the Board or of Participant’s direct superior. No act, or failure to act, on Participant’s part shall be considered “willful” unless done, or omitted to be done, by Participant in bad faith and without reasonable belief that Participant’s action or omission was in the best interest of the Company.

(b)	If there is a Change in Control or merger of the Company, Section 14 of the Plan may cause further limitations to the Option’s exercisability.

(c)
The Option will not be exercisable after the Expiration Date, unless Section 4(g) of the Plan, which tolls expiration in very limited cases when there are legal restrictions on exercise, permits later exercise.

Participant’s signature below indicates that:

(i)	He or she agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)
He or she understands that the Company is not providing any tax, legal or financial advice and is not making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Shares.

(iii)
He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal and financial advisors prior to signing this Agreement and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal and financial advisors before taking any action related to the Plan.

(iv)	He or she has read and agrees to each provision of Section 11 of this Agreement.

(v)	He or she will notify the Company of any change to the contact address below.

Signature

Address:

APPENDIX A

EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.Grant of Option. The Company grants Participant an Option to purchase Shares of Common Stock as described on the Notice of Grant. If there is a conflict between the Plan, Agreement, or any other agreement with Participant governing such Option, the forgoing document will take precedence in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement the Participant governing this Option.
If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an Incentive Stock Option, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification the Option will be an NSO. Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if his option is not an ISO.
2.    Vesting Schedule. The Option will only be exercisable (also referred to as vested) under the Vesting Schedule on the Notice of Grant or as set out in Section 3 of this Agreement. Shares scheduled to vest on a date or upon the occurrence of a condition will not vest unless Participant continues to be a Service Provider beginning on the Grant Date through the date that the vesting is scheduled to occur. The Administrator may modify the vesting schedule under Section 11 of the Plan if Participant takes a leave of absence or has a reduction in hours worked.
3.    Administrator Discretion. The Administrator may accelerate the vesting of any portion of the Option. In that case, the Option will be vested as of the date specified by the Administrator.
4.    Forfeiture upon Termination of Status as a Service Provider. Any unvested Shares subject to the Option that have not vested as of the time of Participant’s termination as a Service Provider immediately will cease vesting and will revert to the Plan on the 30th day following the Termination of Status Date. The date of Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.
5.    Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate or, if the Administrator permits, Participant’s designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.
(b)    Method of Exercise. To exercise this Option, Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:
(i)    State the number of Shares as to which the Option is being exercised (“Exercised Shares”),
(ii)    Make any representations or agreements required by the Company,
(iii)    Be accompanied by a payment of the total Exercise Price for all Exercised Shares,

(iv)    Be accompanied by a payment of all required Tax-Related Items (defined in Section 8(a)) for all Exercised Shares.
On the date that both the Exercise Notice and payments due under Sections 6(b)(iii) and 6(b)(iv) are received by the Company for all Exercised Shares, the Option will be deemed exercised. The Administrator may designate a particular exercise notice to be used, but until a designation is made the exercise notice attached to this Agreement as Exhibit B may be used.
7.    Method of Payment. Participant may pay the Exercise Price by any of the following methods or a combination of methods:
(a)cash;
(b)    check;
(c)    consideration received by the Company under a formal cashless exercise program adopted by the Company; or
(d)    surrender of other Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value on the date they are surrendered.
8.    Tax Obligations.
(a)    Tax Withholding.
(i)    No Shares will be issued to Participant until satisfactory arrangements (as determined by the Administrator) have been made by Participant for the payment of income, employment, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) that the Administrator determines must be withheld.
(ii)    The Company has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant.
(iii)    If Participant does not arrange for the payment of any Tax-Related Items at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares.
(iv)    If Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or Participant’s employer (the “Employer”), or former employer may withhold or account for tax in greater than one jurisdiction.
(b)    Tax Reporting. If the Option is partially or wholly an ISO, and if Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant and must immediately notify the Company in writing of the disposition. If Participant exercises the Option after 3 months have passed since Participant ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO.
(c)    Code Section 409A. If the Option was granted with an Exercise Price that is less than the Fair Market Value of a Share on the Grant Date (a “Discount Option”) there may be adverse tax consequences to Participant. These adverse consequences could include income recognition before exercise, a 20% penalty tax for

U.S. taxpayers, and potentially penalties, interest, and state taxes. Although the Company believes that the Exercise Price is no less than the Fair Market Value of a Share on the Grant Date, the Company cannot guarantee this.
9.    Forfeiture or Clawback. The Option (including any proceeds, gains or other economic benefit received by Participant upon its exercise or the subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before or after the date of this Agreement. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.
10.    Rights as Stockholder. Participant’s rights as a stockholder of the Company, including as to voting Shares and the receipt of dividends and distributions on such Shares will not begin until certificates representing Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. .
11.    Miscellaneous
(a)    Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, until the Company designates another address in writing.
(b)    Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
(c)    Binding Agreement. If the Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties to this Agreement.
(d)    Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) under the Option, no purchase or issuance will occur until such condition has been satisfied in a manner acceptable to the Company. The Company will try to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.
(e)    Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(f)    Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(g)    Modifications to the Agreement. Modifications to this Agreement or the Plan can be made only in an express written contract (including a unilateral contract) executed by a duly authorized officer of the Company. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Option, and to comply with other Applicable Laws.
(h)    Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant's acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant's services are performed.
(i)    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Stock Option Grant.
(j)    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

EXHIBIT B
HAWAIIAN HOLDINGS, INC.
2015 STOCK INCENTIVE PLAN
EXERCISE NOTICE
Hawaiian Holdings, Inc.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819

Attention: Stock Administration

Purchaser Name:
Stock Option Grant Date:
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax-Related Items Payment Method:

The information in the table above is incorporated in this Exercise Notice.
1.    Exercise of Option. Effective as the Exercise Date, I elect to purchase Number of Shares Exercised (“Exercised Shares”) under the referenced Stock Option Agreement (the “Agreement”) for the Total Exercise Price.
2.    Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax-Related Items to be paid in connection with purchase of the Exercised Shares. I am paying my total purchase price by Purchase Price Payment Method and the Tax-Related Items by Tax-Related Items Payment Method.
3.    Representations of Purchaser. I acknowledge
(a)    I have received, read and understood the Plan and the Agreement and agree to be bound by their terms and conditions.
(b)    The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.
(c)    I have no rights as a stockholder of the Company, including as to voting Shares and the receipt of dividends and distributions on such Shares until certificates representing Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to me.
(d)    That no adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
(e)    There may be adverse tax consequences to exercising the Option and I am not relying on the Company for tax advice but have had an opportunity to obtain the advice of personal tax, legal and financial advisors prior to exercising.
(f)    The modification and choice of law provisions of the Agreement also govern this Exercise Notice.

4.    Entire Agreement; Governing Law. The Plan and Agreement are incorporated by reference. This Exercise Notice, the Plan and the Agreement are the entire agreement of the parties with respect to the Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter.
Submitted by:
PURCHASER

Signature

Address: